Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
February 14, 2012

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS 2011 NET OPERATING INCOME OF $448 MILLION, OR $1.26 PER DILUTED SHARE, AND NET EARNINGS OF $974 MILLION, OR $2.74 PER DILUTED SHARE, INCLUDING $428 MILLION, OR $1.20 PER DILUTED SHARE, DEFERRED TAX BENEFIT

Bethesda, MD - February 14, 2012 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter and year ended December 31, 2011 of $229 million, or $0.67 per diluted share, and $448 million, or $1.26 per diluted share, respectively. Net earnings for the quarter and year ended December 31, 2011 were $594 million, or $1.73 per diluted share, and $974 million, or $2.74 per diluted share, respectively. The results reflect a $428 million deferred tax benefit recognized in the fourth quarter. As of December 31, 2011, net asset value (“NAV”) per share was $13.87, a 16%, or $1.95 per share, increase from the September 30, 2011 NAV per share of $11.92 and a 30%, or $3.16 per share, increase from the December 31, 2010 NAV per share of $10.71.

Q4 2011 FINANCIAL SUMMARY

•	$0.67 NOI per diluted share, or $229 million

✓	$162 million increase over Q4 2010

✓	$0.24 per diluted share, or $84 million, before deferred tax benefit

•	$0.40 net realized earnings per diluted share, or $137 million

✓	$132 million increase over Q4 2010

✓	$(0.24) per diluted share, or $(83) million, before deferred tax benefit

•	$1.33 net unrealized appreciation per diluted share, or $457 million

✓	$81 million increase over Q4 2010

✓	$0.72 per diluted share, or $249 million, before deferred tax benefit

•	$1.73 net earnings per diluted share, or $594 million

✓	$213 million increase over Q4 2010

✓	$0.48 per diluted share, or $166 million, before deferred tax benefit

✓	$1.24 per diluted share, or $428 million, deferred tax benefit

•	$356 million of cash proceeds from realizations

•	$268 million of debt repaid

•	Repurchased 8.4 million shares, totaling $59 million, of American Capital common stock at an average price of $6.97 per share

✓	$0.17 accretive to NAV per share

•	$13.87 NAV per share

✓	$1.95 per share, or 16%, increase over Q3 2011

2011 FINANCIAL SUMMARY

•	$1.26 NOI per diluted share, or $448 million

✓	$244 million increase over 2010

✓	$0.85 per diluted share, or $303 million, before deferred tax benefit

American Capital, Ltd.
February 14, 2012

•	$0.39 net realized earnings per diluted share, or $138 million

✓	$510 million improvement over 2010

✓	$(0.23) per diluted share, or $(82) million, before deferred tax benefit

•	$2.35 net unrealized appreciation per diluted share, or $836 million

✓	$534 million decrease from 2010

✓	$1.77 per diluted share, or $628 million, before deferred tax benefit

•	$2.74 net earnings per diluted share, or $974 million

✓	23% annual return on average equity

✓	$24 million decrease from 2010

✓	$1.54 per diluted share, or $546 million, before deferred tax benefit

•	$1,066 million of cash proceeds from realizations

•	$1,008 million of debt repaid

•	Repurchased 17.6 million shares, totaling $134 million, of American Capital common stock at an average price of $7.61 per share

✓	$0.32 accretive to NAV per share

•	$13.87 NAV per share

✓	$3.16 per share, or 30%, increase over Q4 2010

“Last year proved to be another volatile year and I am very pleased with our performance against that backdrop,” said Malon Wilkus, Chairman and Chief Executive Officer. “Our NAV per share grew by $3.16 for the year to $13.87, delivering a 30% increase since the end of 2010. We have now experienced net earnings on our investments in nine of the ten quarters since the low point of our valuation in the second quarter of 2009, earning $2.2 billion during that period. We believe that the performance of our portfolio will continue to be positive as the U.S. economy continues to recover. Based on this confidence and the current price to book, we believe our shares are an excellent value and expect to continue our share repurchase program in 2012. We remain focused on growing shareholder value by improving our balance sheet, growing our portfolio companies, originating high quality investment opportunities and increasing our NAV per share.”

PORTFOLIO VALUATION
For the quarter ended December 31, 2011, net unrealized appreciation, before deferred tax benefit, totaled $249 million. The primary components of the net unrealized appreciation were:

•
$111 million unrealized appreciation in American Capital's investment in American Capital, LLC, its alternative asset management company, due to an increase in forecasted growth and a reduction in the overall discount rate;

•	$68 million net unrealized appreciation from American Capital's private finance portfolio, generally as a result of improved portfolio company performance and improved multiples;

•	$154 million of reversals of net unrealized depreciation upon realization of portfolio company investments; and

•
$(85) million net unrealized depreciation in American Capital's investment in European Capital, primarily due to a decline in European Capital's NAV, a slight increase in the implied discount to its NAV and a decline in the value of the Euro.

✓ The Company's equity investment in European Capital was valued at $547 million, compared to the $814 million fair value of European Capital's NAV at the end of the fourth quarter, which was 67% of NAV as of December 31, 2011, compared to 69% of NAV at the end of the prior quarter

“During 2011, we enjoyed $1.1 billion of liquidity in our portfolio at valuations that were on average 3.6% greater than the previous quarter's valuation, which allowed us to further strengthen our balance sheet,” said John Erickson, Chief Financial Officer. “We paid down $1 billion of debt and made over $300 million of new investments while our asset coverage ratio improved to 465%. Additionally, we used our net cash flow from operations to repurchase $134 million of our outstanding shares, resulting in $0.32 per share of accretion to our NAV per share at year-end. During the fourth quarter, we were able to release a $428 million, or $1.24 per diluted share, valuation allowance on our ordinary deferred tax assets, which we expect to utilize to offset future ordinary taxable income. This will allow us to retain capital, which would not be possible if we were a regulated investment company for tax purposes. We remain focused on maximizing shareholder value.”

PORTFOLIO LIQUIDITY AND PERFORMANCE
In the fourth quarter of 2011, $356 million of cash proceeds were received from realizations of portfolio investments. The Company made $31 million in new committed investments during the quarter. The weighted average effective interest rate on the Company's private finance debt investments as of December 31, 2011 was 10.7%, 40 basis points higher than the September 30, 2011 rate of 10.3% and 50 basis points higher than the December 31, 2010 rate of 10.2%.

American Capital, Ltd.
February 14, 2012

As of December 31, 2011, loans with a fair value of $219 million were on non-accrual, representing 8.7% of total loans at fair value, compared to $173 million fair value of non-accrual loans, representing 6.6% of total loans at fair value as of September 30, 2011.

“We are extremely pleased with the results of our sale of CIBT Solutions (“CIBT”) during the quarter,” said Brian Graff, Senior Vice President and Senior Managing Director. “CIBT is the leading global provider of expedited travel document processing services such as for visas and passports. In the second quarter of 2006, we provided $58 million of debt financing to support the private equity buyout of CIBT and increased our investment to $98 million by the second quarter of 2007 to support several add-on acquisitions. In 2008, we acquired CIBT from the private equity sponsor by buying the company through an American Capital One Stop Buyout®. Four years later, we sold CIBT, receiving $215 million in cash proceeds and recognizing a $43 million gain with an additional $15 million of escrow proceeds expected to be received in the future. Our investments produced a 15% annualized return on our senior debt, mezzanine debt and equity. We achieved this while assisting the company in making 13 add-on acquisitions in the U.S. and Europe and managing through the recession when the fair value of our investments dropped by as much as 43%. Our patient approach to our private finance investments allows us to exit investments when the time is right.”

INCOME TAXES
During the second quarter of 2011, the Company became taxable under Subchapter C of the Internal Revenue Code for its tax year ended September 30, 2011, which is applicable to most corporations. As a result, during the quarter ended June 30, 2011, the Company recorded a $1.2 billion deferred tax asset and a corresponding $1.2 billion valuation allowance. A valuation allowance is required if it is more likely than not that the deferred tax asset will not be realized. In accordance with GAAP, the Company's history prior to the fourth quarter of cumulative pre-tax net losses over the prior three calendar years (2008 - 2010) prevented the Company from relying on its forecast of future taxable income to realize the deferred tax asset and therefore required a 100% valuation allowance on its deferred tax asset.

The Company's pre-tax net earnings of $546 million for the year ended December 31, 2011 provided the Company with cumulative pre-tax net earnings over the prior three calendar years (2009 - 2011). As a result, in accordance with GAAP, the Company was able to rely on its forecast of future ordinary taxable income and release the valuation allowance on its ordinary deferred tax assets in the amount of $428 million, or $1.24 per diluted share for the quarter, which is reflected as a deferred tax benefit in the Company's consolidated statement of operations for the quarter and year ended December 31, 2011. As of December 31, 2011, the Company continues to have a full valuation allowance on its capital deferred tax assets of $841 million.

STOCK REPURCHASE AND DIVIDEND PROGRAM
During the third quarter of 2011, American Capital's Board of Directors adopted a program that may provide for additional repurchases of shares or dividend payments through December 31, 2012.  Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the NAV of its shares.
In determining the quarterly amount for repurchases or dividends, the Company's Board will be guided by the Company's cumulative net cash provided by operating activities in the prior quarter since the second quarter of 2011, cumulative repurchases or dividends, cash on hand, debt service considerations, investment plans, forecasts of financial liquidity and economic conditions, operational issues and the then current trading price of American Capital stock.

The repurchase and dividends program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the third and fourth quarters of 2011, American Capital made open market purchases of 17.6 million shares, or $134 million, of American Capital common stock at an average price of $7.61 per share.

American Capital, Ltd.
February 14, 2012

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and 2010
(in millions, except per share amounts)

			2011 Versus 2010
	2011	2010	$	%
	(unaudited)
Assets
Investments at fair value (cost of $6,739 and $7,698, respectively)	$5,130	$5,475	$(345)	(6)%
Cash and cash equivalents	204	269	(65)	(24)%
Restricted cash and cash equivalents	80	185	(105)	(57)%
Interest receivable	24	37	(13)	(35)
Deferred tax asset, net	428	—	428	100%
Derivative agreements at fair value	10	4	6	150%
Other	85	114	(29)	(25)%
Total assets	$5,961	$6,084	$(123)	(2)%

Liabilities and Shareholders' Equity
Debt	$1,251	$2,259	$(1,008)	(45)%
Derivative agreements at fair value	99	106	(7)	(7)%
Other	48	51	(3)	(6)%
Total liabilities	1,398	2,416	(1,018)	(42)%

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 336.4 and 352.7 issued and 329.1 and 342.4 outstanding, respectively	3	3	—	—
Capital in excess of par value	7,053	7,131	(78)	(1)%
Distributions in excess of net realized earnings	(999)	(1,136)	137	12%
Net unrealized depreciation of investments	(1,494)	(2,330)	836	36%
Total shareholders' equity	4,563	3,668	895	24%
Total liabilities and shareholders' equity	$5,961	$6,084	$(123)	(2)%

NAV per common share outstanding	$13.87	$10.71	$3.16	30%

American Capital, Ltd.
February 14, 2012

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months and Fiscal Year Ended December 31, 2011 and 2010
(in millions, except per share data)

			Three Months Ended				Fiscal Year Ended
	Three Months Ended		December 31,		Fiscal Year Ended		December 31,
	December 31,		2011 Versus 2010		December 31,		2011 Versus 2010
	2011	2010	$	%	2011	2010	$	%
	(unaudited)	(unaudited)			(unaudited)

OPERATING INCOME
Interest and dividend income	$149	$133	$16	12%	$543	$546	$(3)	(1%)
Fee income	11	10	1	10%	48	54	(6)	(11%)
Total operating income	160	143	17	12%	591	600	(9)	(2%)

OPERATING EXPENSES
Interest	21	28	(7)	(25%)	90	177	(87)	(49%)
Salaries, benefits and stock-based compensation	36	35	1	3%	143	134	9	7%
General and administrative	19	13	6	46%	55	64	(9)	(14%)
Debt refinancing costs	—	—	—	—	—	21	(21)	(100%)
Total operating expenses	76	76	—	—%	288	396	(108)	(27%)

NET OPERATING INCOME BEFORE INCOME TAXES	84	67	17	25%	303	204	99	49%

Deferred tax benefit	145	—	145	100%	145	—	145	100%
NET OPERATING INCOME	229	67	162	242%	448	204	244	120%

Net realized (loss) gain
Portfolio company investments	(154)	(47)	(107)	(228%)	(335)	(499)	164	33%
Foreign currency transactions	—	—	—	—	—	(2)	2	100%
Derivative agreements	(13)	(15)	2	13%	(50)	(75)	25	33%
Deferred tax benefit	75	—	75	100%	75	—	75	100%
Total net realized loss	(92)	(62)	(30)	(48%)	(310)	(576)	266	46%

NET REALIZED EARNINGS (LOSS)	137	5	132	NM	138	(372)	510	NM

Net unrealized appreciation (depreciation)
Portfolio company investments	309	388	(79)	(20%)	646	1,468	(822)	(56%)
Foreign currency translation	(65)	(36)	(29)	(81%)	(31)	(107)	76	71%
Derivative agreements	5	24	(19)	(79%)	13	9	4	44%
Deferred tax benefit	208	—	208	100%	208	—	208	100%
Total net unrealized appreciation	457	376	81	22%	836	1,370	(534)	(39%)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$594	$381	$213	56%	$974	$998	$(24)	(2%)

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.68	$0.19	$0.49	258%	$1.30	$0.63	$0.67	106%
Diluted	$0.67	$0.19	$0.48	253%	$1.26	$0.62	$0.64	103%

NET REALIZED EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.41	$0.01	$0.40	NM	$0.40	$(1.14)	$1.54	NM
Diluted	$0.40	$0.01	$0.39	NM	$0.39	$(1.12)	$1.51	NM

NET EARNINGS PER COMMON SHARE
Basic	$1.76	$1.11	$0.65	59%	$2.83	$3.06	$(0.23)	(8%)
Diluted	$1.73	$1.08	$0.65	60%	$2.74	$3.02	$(0.28)	(9%)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	337.1	344.6	(7.5)	(2%)	343.9	325.9	18.0	6%
Diluted	343.9	353.1	(9.2)	(3%)	355.3	330.9	24.4	7%
______________________________
NM = Not meaningful

American Capital, Ltd.
February 14, 2012

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended December 31, 2011 and September 30, 2011 and Fiscal Year Ended December 31, 2011 and 2010
(in millions, except per share data)
(unaudited)

			Q4 2011 Versus Q3 2011				2011 Versus 2010
	Q4 2011	Q3 2011	$	%	2011	2010	$	%

Assets Under Management
American Capital Assets at Fair Value	$5,961	$5,692	$269	5%	$5,961	$6,084	$(123)	(2%)
Externally Managed Assets at Fair Value(1)	62,168	50,941	11,227	22%	62,168	16,561	45,607	275%
Total	$68,129	$56,633	$11,496	20%	$68,129	$22,645	$45,484	201%

New Investments
Senior Debt	$14	$27	$(13)	(48%)	$184	$123	$61	50%
Mezzanine Debt	—	57	(57)	(100%)	57	85	(28)	(33%)
Preferred Equity	14	—	14	100%	15	24	(9)	(38%)
Common Equity	2	43	(41)	(95%)	59	2	57	NM
Equity Warrants	—	1	(1)	(100%)	1	—	1	100%
Structured Products	1	—	1	100%	1	—	1	100%
Total	$31	$128	$(97)	(76%)	$317	$234	$83	35%

Financing for Private Equity Buyouts	$10	$15	$(5)	(33%)	$25	$—	$25	100%
Investments in Managed Funds	—	40	(40)	(100%)	40	—	40	100%
American Capital Buyouts	—	1	(1)	(100%)	1	—	1	100%
Direct and Other Investments	1	—	1	100%	15	35	(20)	(57%)
Add-on Financing for Growth and Working Capital	—	13	(13)	(100%)	112	2	110	NM
Add-on Financing for Working Capital in Distressed Situations	14	2	12	600%	35	38	(3)	(8%)
Add-on Financing for Acquisitions	—	57	(57)	(100%)	58	22	36	164%
Add-on Financing for Recapitalizations, not Including Distressed Investments	2	—	2	100%	27	80	(53)	(66%)
Add-on Financing for Purchase of Debt of a Portfolio Company	4	—	4	100%	4	57	(53)	(93%)
Total	$31	$128	$(97)	(76%)	$317	$234	$83	35%

Realizations
Sale of Equity Investments	$176	$127	$49	39%	$394	$266	$128	48%
Principal Prepayments	151	96	55	57%	510	874	(364)	(42%)
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	19	16	3	19%	108	77	31	40%
Scheduled Principal Amortization	10	11	(1)	(9%)	38	36	2	6%
Loan Syndications and Sales	—	10	(10)	(100%)	16	40	(24)	(60%)
Total	$356	$260	$96	37%	$1,066	$1,293	$(227)	(18%)

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$46	$96	$(50)	(52%)	$158	$54	$104	193%
Gross Realized Loss	(200)	(52)	(148)	(285%)	(493)	(553)	60	11%
Portfolio Net Realized (Loss) Gain	(154)	44	(198)	NM	(335)	(499)	164	33%
Foreign Currency Transactions	—	(1)	1	100%	—	(2)	2	100%
Derivative Agreements	(13)	(10)	(3)	(30%)	(50)	(75)	25	33%
Deferred Tax Benefit	75	—	75	100%	75	—	75	100%
Net Realized (Loss) Gain	(92)	33	(125)	NM	(310)	(576)	266	46%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	147	82	65	79%	403	611	(208)	(34%)
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(79)	(285)	206	72%	(433)	(289)	(144)	(50%)
Net Unrealized Appreciation (Depreciation) of Private Finance Portfolio Investments	68	(203)	271	NM	(30)	322	(352)	NM
Unrealized (Depreciation) Appreciation of European Capital Investment	(56)	(248)	192	77%	(34)	371	(405)	NM
Unrealized Appreciation of European Capital Foreign Currency Translation	33	25	8	32%	3	97	(94)	(97%)

American Capital, Ltd.
February 14, 2012

Unrealized Appreciation (Depreciation) of American Capital, LLC	111	(47)	158	NM	280	111	169	152%
Net Unrealized (Depreciation) Appreciation of Structured Products	(1)	6	(7)	NM	52	50	2	4%
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	154	(10)	164	NM	375	517	(142)	(27%)
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	309	(477)	786	NM	646	1,468	(822)	(56%)
Foreign Currency Translation - European Capital	(62)	(77)	15	19%	(29)	(104)	75	72%
Foreign Currency Translation - Other	(3)	(3)	—	—	(2)	(3)	1	33%
Derivative Agreements	5	(5)	10	NM	13	9	4	44%
Net Unrealized Appreciation (Depreciation) of Investments	249	(562)	811	NM	628	1,370	(742)	(54%)
Deferred Tax Benefit	208	—	208	100%	208	—	208	100%
Net Gains, Losses, Appreciation and Depreciation	$365	$(529)	$894	NM	$526	$794	$(268)	(34%)

Other Financial Data
NAV per Share	$13.87	$11.92	$1.95	16%	$13.87	$10.71	$3.16	30%
Debt at Cost	$1,251	$1,519	$(268)	(18)%	$1,251	$2,259	$(1,008)	(45)%
Debt at Fair Value	$1,210	$1,443	$(233)	(16)%	$1,210	$2,208	$(998)	(45)%
Market Capitalization	$2,215	$2,299	$(84)	(4)%	$2,215	$2,588	$(373)	(14)%
Total Enterprise Value(2)	$3,262	$3,631	$(369)	(10)%	$3,262	$4,579	$(1,317)	(29)%
Asset Coverage Ratio	465%	364%			465%	262%
Debt to Equity Ratio	0.3x	0.4x			0.3x	0.6x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	10.7%	10.3%			10.7%	10.2%
Loans on Non-Accrual at Cost	$419	$569	$(150)	(26)%	$419	$702	$(283)	(40)%
Loans on Non-Accrual at Fair Value	$219	$173	$46	27%	$219	$239	$(20)	(8)%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	15.3%	18.6%			15.3%	19.6%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	8.7%	6.6%			8.7%	7.8%
Past Due Loans at Cost	$22	$3	$19	633%	$22	$58	$(36)	(62)%
Debt to Equity Conversions at Cost	$46	$—	$46	100%	$153	$86	$67	78%
Return on Average Equity
LTM Net Operating Income Return on Average Equity at Cost	7.5%	4.8%			7.5%	3.4%
LTM Net Realized Earnings (Loss) Return on Average Equity at Cost	2.3%	0.1%			2.3%	(6.2%)
LTM Net Earnings Return on Average Equity at Fair Value	23.3%	19.4%			23.3%	33.5%
Current Quarter Annualized Net Operating Income Return on Average Equity at Cost	15.2%	4.3%			15.2%	4.5%
Current Quarter Annualized Net Realized Earnings Return on Average Equity at Cost	9.1%	6.6%			9.1%	0.3%
Current Quarter Annualized Net Earnings (Loss) Return on Average Equity at Fair Value	55.4%	(43.4%)			55.4%	44.0%
______________________________
NM = Not meaningful

(1)
Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II and ACAS CLO 2007-1, less American Capital's investment in the funds.

(2)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
February 14, 2012

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited)	Pre- 2001	2001	2002	2003	2004	2005	2006	2007	2008	2011	Pre-2001 - 2011 Static Pools Aggregate
Aggregate
IRR at Fair Value of All Investments(2)	8.4%	18.1%	8.2%	20.3%	13.4%	10.2%	10.2%	(6.2%)	5.9%	3.1%	7.4%
IRR of Exited Investments(3)	9.1%	18.3%	9.5%	23.3%	17.1%	22.3%	10.6%	(11.1%)	4.7%	N/A	10.7%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	7.6%	46.4%	11.4%	27.7%	26.3%	6.5%	14.7%	(10.6%)	18.0%	(17.6%)	8.8%
IRR of Exited Equity Investments Only(3)(4)(5)	10.9%	41.0%	21.4%	36.7%	49.0%	54.1%	18.1%	9.3%	35.5%	N/A	28.5%
IRR at Fair Value of All One Stop Buyout® Investments(2)	2.6%	17.1%	10.9%	18.8%	15.7%	26.4%	12.7%	0.7%	14.6%	—%	12.7%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	16.3%	(4.4%)	(0.2%)	17.3%	5.8%	19.5%	11.6%	(2.3%)	14.6%	—%	9.3%
IRR of Exited One Stop Buyout® Investments(3)	1.3%	16.4%	14.7%	21.9%	27.5%	30.6%	15.3%	15.5%	14.2%	N/A	16.5%
Committed Investments(7)	$1,065	$376	$964	$1,436	$2,266	$4,755	$5,227	$7,469	$1,039	$137	$24,734
Total Exits and Prepayments of Committed Investments(7)	$995	$366	$836	$1,098	$1,970	$2,517	$3,855	$4,625	$480	$—	$16,742
Total Interest, Dividends and Fees Collected	$407	$148	$345	$434	$688	$1,116	$1,205	$1,147	$327	$5	$5,822
Total Net Realized (Loss) Gain on Investments	$(137)	$(22)	$(99)	$142	$29	$373	$(132)	$(1,059)	$(100)	$—	$(1,005)
Current Cost of Investments	$77	$5	$145	$335	$338	$1,967	$1,106	$2,274	$384	$108	$6,739
Current Fair Value of Investments	$50	$—	$94	$462	$233	$1,540	$1,037	$1,308	$304	$102	$5,130
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.0%	—%	1.8%	9.0%	4.6%	30.0%	20.2%	25.5%	5.9%	2.0%	100.0%
Net Unrealized (Depreciation) Appreciation	$(27)	$(5)	$(51)	$127	$(105)	$(427)	$(69)	$(966)	$(80)	$(6)	$(1,609)
Non-Accruing Loans at Cost	$—	$—	$18	$—	$31	$59	$79	$193	$39	$—	$419
Non-Accruing Loans at Fair Value	$1	$—	$7	$—	$5	$28	$43	$111	$24	$—	$219
Equity Interest at Fair Value(4)	$25	$—	$8	$244	$82	$1,135	$467	$306	$89	$38	$2,394
Debt to Adjusted EBITDA(8)(9)(10)(11)(14)	2.6	NM	9.3	3.2	5.8	2.9	4.5	6.0	6.0	5.8	4.7
Interest Coverage(10)(11)(14)	4.7	NM	1.8	4.5	2.4	2.2	2.7	2.0	2.2	2.3	2.6
Debt Service Coverage(10)(11)(14)	4.2	NM	1.8	3.8	1.6	0.9	2.3	1.8	1.8	2.2	2.0
Average Age of Companies(11)(14)	49 yrs	27 yrs	35 yrs	42 yrs	57 yrs	19 yrs	39 yrs	32 yrs	20 yrs	26 yrs	33 yrs
Diluted Ownership Percentage(4)(15)	61%	—%	18%	55%	66%	90%	47%	59%	55%	22%	70%
Average Revenue(11)(12)(14)	$48	$7	$49	$222	$65	$133	$169	$165	$95	$157	$151
Average Adjusted EBITDA(8)(11)(14)	$7	$—	$11	$48	$16	$41	$40	$36	$21	$41	$36
Total Revenue(11)(12)	$99	$256	$183	$1,416	$341	$1,273	$3,378	$4,937	$1,555	$471	$13,909
Total Adjusted EBITDA(8)(11)	$15	$7	$37	$197	$57	$270	$455	$863	$252	$137	$2,290
% of Senior Loans(10)(11)(13)	71%	100%	52%	57%	37%	28%	29%	52%	32%	37%	42%
% of Loans with Lien(10)(11)(13)	100%	100%	100%	100%	100%	88%	97%	88%	69%	37%	82%

Majority Owned Portfolio Companies(6)	Pre-2001 - 2011 Static Pools Aggregate
Total Revenue(12)	$3,142
Total Gross Profit(12)	$1,537
Total Adjusted EBITDA(8)	$685

Total Capital Expenditures(12)	$89
Total Current ACAS Investment in MOPC at Fair Value	$3,347
Diluted Ownership Percentage of ACAS in MOPC(15)	67%

Total Cash	$177
Total Assets	$4,627
Total Debt	$3,369
Total Third-party Debt at Cost	$1,233
Total Shareholders' Equity at Fair Value	$2,590
———————

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)	Assumes investments are exited at current fair value.

3)	Includes fully exited investments of existing portfolio companies.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
Majority Owned Portfolio Company (“MOPC”) investments represents investments in which American Capital, or it affiliates, have a fully diluted ownership percentage of 50% or more or has over 50% board representation at the portfolio company. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)	For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)	Excludes investments in which we own only equity.

11)	Excludes investments in Structured Products and managed funds.

12)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

13)	As a percentage of our total debt investments.

14)	Weighted average based on fair value.

15)	Weighted average based on fair value of equity investments.

American Capital, Ltd.
February 14, 2012

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on February 15, 2012 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 569-8701 (U.S. domestic) or (574) 941-7382 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please provide the operator with the conference ID number 41247892. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q4 2011 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on February 15, 2012. In addition, there will be a phone recording available from 2:00 pm ET February 15, 2012 until 11:59 pm ET February 29, 2012. If you are interested in hearing the recording of the presentation, please dial (855) 859-2056 (U.S. domestic) or (404) 537-3406 (international). The access code for both domestic and international callers is 41247892.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $68 billion in assets under management and seven offices in the U.S. and Europe. American Capital and European Capital will consider investment opportunities from $10 million to $300 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.